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                                                                     EXHIBIT 5.1

        [Brouse McDowell, A Legal Professional Association, Letterhead]


                                February 12, 1999

FirstMerit Corporation
III Cascade Plaza, 7th Floor
Akron, Ohio 44308

               Re: Registration on Form S-8 of 930,752 Shares of
                   Common Stock of FirstMerit Corporation


Gentlemen:

         We are acting as counsel to FirstMerit Corporation (the "Company") in connection with the issuance and sale by the Company of up to 930,752 shares of its Common Stock (the "Shares") upon the exercise or conversion of certain stock options. The Shares will be issued and sold to certain employees Signal Corp pursuant to (i) the Signal Amended and Restated Stock Option and Incentive Plan; (ii) the Signal Non-Employee Director Stock Option Plan; (iii) the Signal 1997 Omnibus Incentive Plan; (iv) the FirstShenango Bancorp, Inc. 1993 Stock Option Plan; and (v) the Summit Bancorp 1989 Stock Incentive Plan (collectively, the "Plans").

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Shares which may be issued and sold pursuant to the Plans, upon the exercise or conversion of stock options, have been duly authorized and, when issued and sold in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to Amendment No.2 on Form S-8 to the Registration Statement on Form S-4 being filed by the Company with the Securities and Exchange Commission to effect registration of the Shares under the Securities Act of 1933.


                                          Very truly yours,

                                          Brouse McDowell, A Legal Professional
                                            Association

                                          /s/ Brouse  McDowell, A Legal
                                          Professional Association